                                                                     EXHIBIT 11

                             CAMBRIDGE HEART, INC.

             COMPUTATION OF UNAUDITED PRO FORMA NET LOSS PER SHARE

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
                                                                      FOR THE
                                                        FOR THE     THREE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31,   MARCH 31,
                                                          1995          1996
                                                      ------------  ------------
Net loss............................................. $(2,496,958)   $ (666,466)
                                                      ===========    ==========
Weighted average shares outstanding:
  a. Shares attributable to common stock outstand-
     ing.............................................   3,126,569     3,164,153
  b. Shares attributable to certain common stock op-
     tions(1)........................................     330,233       319,011
  c. Shares attributable to the assumed conversion of
     Series A and B convertible preferred stock out-
     standing upon closing of initial public offer-
     ing.............................................   4,107,306     4,455,708
                                                      -----------    ----------
Unaudited pro forma weighted average common and
 common equivalent shares outstanding................   7,564,108     7,938,872
                                                      ===========    ==========
Unaudited pro forma net loss per share............... $     (0.33)   $    (0.08)
                                                      ===========    ==========
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin
    No. 83, common stock and common stock options issued during the twelve months prior to the Company's initial registration statement on Form S-1 have been included in the above computation as if outstanding for the entire period, even if such impact is anti-dilutive.